INDEX TO EXHIBITS



     4.1  Purchase Agreement dated June 20, 2000, between Global
     Marine Inc. and Credit Suisse First Boston Corporation.

     4.2 First Supplemental Indenture between Global Marine Inc. and Wilmington Trust Company, as Trustee, dated as of June 23,
     2000, to Indenture dated Sptember 1, 1997.

     4.3 Registration Rights Agreement between Global Marine Inc. and Credit Suisse First Boston dated June 23, 2000.

     4.4  Form of Zero Coupon Convertible Debentures Due June 23,
     2020.

     10.1 Global Marine Non-Employee Director Restricted Stock Plan.

     10.2 First Amendment to Global Marine 1998 Stock Option and
     Incentive Plan.

     15.1 Letter of Independent Accountants regarding Awareness of Incorporation by Reference.

     27.1 Financial Data Schedule. (Exhibit 27.1 is being submitted as an exhibit only in the electronic format of this Quarterly Report on Form 10-Q being submitted to the Securities and Exchange Commission. Exhibit 27.1 shall not be deemed filed for purposes of Section 11 of the Securities Act of 1933, Section 18 of the Securities Exchange Act of
     1934 or Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.)